Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of July 2000
                      Distribution Date of August 21, 2000
                            Servicer Certificate #46

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $41,138,757.63
Beginning Pool Factor                                        0.0845594

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,051,003.47
     Interest Collected                                    $322,565.95

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $28,445.48
Total Additional Deposits                                   $28,445.48

Repos / Chargeoffs                                          $39,038.88
Aggregate Number of Notes Charged Off                               81

Total Available Funds                                    $4,171,437.91

Ending Pool Balance                                     $37,279,292.27
Ending Pool Factor                                           0.0766264

Servicing Fee                                               $34,282.30

Repayment of Servicer Advances                             $230,576.99

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,798,876.82
     Target Percentage                                          10.00%
     Target Balance                                      $3,727,929.23
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                   ($68,729.56)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.447%
Current Weighted Average Remaining Term (months):                12.34

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $681,863.03       492
                                 31 - 60 days          $312,765.43       165
                                 60+  days             $208,070.63        68

     Total:                                          $1,202,699.09       522

     Balances:                   60+  days           $1,410,632.93        68

Memo Item - Reserve Account
     Prior Month                                     $9,691,082.99
+    Invest. Income                                     $51,961.70
+    Excess Serv.                                       $55,832.13
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,798,876.82

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of July 2000

                                                                       NOTES
                                                                                                       CLASS B          CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $41,138,757.63
Ending Pool Balance              $37,279,292.27

Collected Principal               $3,820,426.48
Collected Interest                  $322,565.95
Charge - Offs                        $39,038.88
Liquidation Proceeds/Recoveries      $28,445.48
Servicing                            $34,282.30
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $4,137,155.61

Beginning Balance                $41,138,757.65            $0.00            $0.00   $31,557,854.23   $5,167,588.68   $4,413,314.74

Interest Due                        $221,858.12            $0.00            $0.00      $166,467.68      $27,991.11      $27,399.33
Interest Paid                       $221,858.12            $0.00            $0.00      $166,467.68      $27,991.11      $27,399.33
Principal Due                     $3,859,465.36            $0.00            $0.00    $3,608,600.11     $135,081.29     $115,783.96
Principal Paid                    $3,859,465.36            $0.00            $0.00    $3,608,600.11     $135,081.29     $115,783.96

Ending Balance                   $37,279,292.29            $0.00            $0.00   $27,949,254.12   $5,032,507.39   $4,297,530.78
Note / Certificate Pool Factor                            0.0000           0.0000           0.1182          0.2955          0.2948
   (Ending Balance / Original Pool Amount)
Total Distributions               $4,081,323.48            $0.00            $0.00    $3,775,067.79     $163,072.40     $143,183.29

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $55,832.13
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $9,798,876.82
(Release) / Draw                    ($68,729.56)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4                3                2                1
                                Feb-00           Mar-00           Apr-00           May-00           Jun-00           Jul-00
Beginning Pool Balance      $62,720,712.10   $58,106,259.40   $54,000,053.23   $49,552,250.82   $45,146,253.30   $41,138,757.63

A)  Loss Trigger:
    Principal of Contracts
       Charged Off              $30,718.56      $132,854.35       $78,106.69       $66,833.71      $147,950.25       $39,038.88
    Recoveries                  $22,648.10       $62,757.57       $84,134.84       $12,706.44       $35,816.44       $28,445.48

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)         $277,794.75               Total Charged off (Months 1 - 6)          $495,502.44
     Total Recoveries (Months 3, 2, 1)           $76,968.36               Total Recoveries (Months 1 - 6)           $246,508.87
     Net Loss / (Recoveries) for 3 Mos          $200,826.39(a)            Net Loss/(Recoveries) for 6 Mos.          $248,993.57(c)

Total Balance (Months 5, 4, 3)              $161,658,563.45(b)            Total Balance (Months 1 - 6)          $310,664,286.48(d)

Loss Ratio Annualized  [(a/b) * (12)]               1.4907%               Loss Ratio Annualized [(c/d) (12)]           0.96179%

Trigger:  Is Ratio > 1.5%                                No               Trigger:  Is Ratio > 6.0%                          No

                                                                                   May-00           Jun-00           Jul-00
B)   Delinquency Trigger:                                                       $1,051,153.50    $1,739,579.96    $1,410,632.93
     Balance delinquency 60+ days                                                    2.12130%         3.85321%         3.42896%
     As % of Beginning Pool Balance                                                  2.22903%         2.84841%         3.13449%
     Three Month Average

Trigger:  Is Average > 2.0%                             Yes

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer